UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        September 30, 2013

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL		32258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:             (904) 680-6600

____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 30, 2013, Web.com Group, Inc. (the “Company” or “Web.com”) announced the appointment of Jason T. Teichman, Executive Vice President and Chief Marketing Officer, as the Company’s Chief Operating Officer, effective immediately.
Mr. Teichman, age 39, has served as the Company’s Executive Vice President and Chief Marketing Officer since October 27, 2011 and as its Chief Marketing Officer from August 2010. He was previously Senior Vice President of Marketing and Products at Register.com, a web domain company, from January 2010 until its acquisition by the Company in July 2010. Prior to Register.com, he was General Manager for Online at Affinnova, a consumer analytics company. From 2004 to 2007, he held several management positions at American Express, a financial services company, with his most recent position being Vice President of Marketing of the Consumer Card Group. Mr. Teichman has a B.A. degree from the University of Michigan.
As Chief Operating Officer, Mr. Teichman will receive a base salary of $340,000, representing an 8% increase over his current base salary to reflect his new responsibilities.
The remaining terms of Mr. Teichman’s employment with the Company and his compensation for 2013 have not changed in connection with his appointment as the Company’s Chief Operating Officer. Descriptions of Mr. Teichman’s employment terms and his current compensation are included in the Company’s revised definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2013 and are incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.

Date: September 30, 2013
By /s/ Matthew P. McClure
Matthew P. McClure, Secretary